EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Richard L. Harbaugh
President and Chief Executive Officer
(308) 382-3136

EQUITABLE FINANCIAL CORP.
COMPLETES STOCK REPURCHASE PROGRAM

February 28, 2008, Grand Island, Nebraska. Equitable Financial Corp. (OTCBB: EQFC) announced today that it has completed its previously announced program to repurchase shares of its outstanding common stock. The Company repurchased 59,355 shares at a total cost of approximately $537,796, or $9.06 per share.

Equitable Financial Corp. is the holding company for Equitable Bank and is headquartered in Grand Island, Nebraska. Equitable Bank operates five offices in Grand Island, Omaha and North Platte, Nebraska.